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                                                                    EXHIBIT 23.2







INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement of Huntway Refining Company on Form S-4 (File No. 333-45093) of our report dated January 30, 1998, appearing in the Annual Report on Form 10-K of Huntway Partners L.P. for the year ended December 31, 1997 and to the reference to us under the heading "Summary Historical Financial Information" and "Experts" in the Prospectus, which is part of this Registration Statement.




Deloitte & Touche, LLP
Woodland Hills, California


April 27, 1998